Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James Frew, certify that:

1.	I have reviewed this Amendment No.1 Annual Report on Form 10-K of Amplify Energy Corp. (the “registrant”); and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2025	/s/ James Frew
James Frew
Senior Vice President and Chief Financial Officer
Amplify Energy Corp.